UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 5, 2014

____________________________

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)		27-3601979 (IRS Employer Identification No.)
6450 Cameron St Suite 113 Las Vegas, NV 89118 (Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Steve Barbee to Chief Executive Officer and Board of Directors

On June 5, 2014, the Registrant appointed Steven D. Barbee, the Registrant’s Chief Executive Officer to serve as a Board Member of the Registrant. There are no familial relationships between Mr. Barbee and the Registrant.

Steven D. Barbee, age 47, has been involved in the laboratory industry and imaging technologies since 2003.  Mr. Barbee has been President of DigiPath, Corp, a subsidiary of Registrant, since April 2014. Mr. Barbee joined DigiPath, Inc. in February 2012 as Vice President. Prior to joining DigiPath, Mr. Barbee was Vice President of Sales, International, and Government Affairs at BioImagene, Inc., a laboratory imaging focused company, acquired by Roche Corporation in the fall of 2010. Before joining BioImagene, Mr. Barbee was Vice President of Sales and Marketing at Trestle Corporation, a laboratory imaging focused company acquired by Clarient, Inc in the fall of 2006. For the prior 13 years, Mr. Barbee led a private business consulting firm, and worked as Vice President, Sales Director, and Sales Manager with Zyan Communications, Inc., Level 3 Communications, Inc., ICG Telecom Group, and AT&T. Mr. Barbee holds a Bachelor of Arts in Mathematics from Colorado College.

Litigation

During the past ten years, Mr. Barbee has not been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;
	i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company,
	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.		The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;
5.		Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.		Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.		Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
	i)	Any Federal or State securities or commodities law or regulation; or
	ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.		Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: June 5, 2014

By: /s/ DAVID WILLIAMS

David Williams

Chief Financial Officer